Exhibit 11
                               CREE RESEARCH, INC.
                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                                            FOR THE THREE MONTHS ENDED MARCH 31,
                                                                      1997                                    1996
                                                    ---------------------------------------    -----------------------------------
                                                       PRIMARY              FULLY DILUTED          PRIMARY         FULLY DILUTED
                                                    ---------------        ----------------    ----------------    ---------------
WEIGHTED AVERAGE SHARES OUTSTANDING:
          COMMON STOCK                                  12,325,857              12,325,857          12,227,630         12,227,630
          SHARES AVAILABLE UNDER OPTIONS
              AND WARRANTS                                 728,632                 728,632             888,566            909,343
                                                    ---------------        ----------------    ----------------    ---------------

WEIGHTED AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING                        13,054,489              13,054,489          13,116,196         13,136,973
                                                    ===============        ================    ================    ===============


NET INCOME                                                 553,956                 553,956             204,343            204,343
                                                    ===============        ================    ================    ===============

EARNINGS PER SHARE                                      $     0.04           $        0.04       $        0.02      $        0.02
                                                    ===============        ================    ================    ===============

                                                                               FOR THE NINE MONTHS ENDED MARCH 31,
                                                                    1997                                     1996
                                                    ---------------------------------------   -----------------------------------
                                                       PRIMARY              FULLY DILUTED         PRIMARY         FULLY DILUTED
                                                    ---------------        ----------------   ----------------    ---------------
WEIGHTED AVERAGE SHARES OUTSTANDING:
          COMMON STOCK                                  12,299,866              12,299,866         11,681,533         11,681,533
          SHARES AVAILABLE UNDER OPTIONS
              AND WARRANTS                                 730,567                 740,327          1,156,879          1,156,879
                                                    ---------------        ----------------   ----------------    ---------------

WEIGHTED AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING                        13,030,433              13,040,193         12,838,412         12,838,412
                                                    ===============        ================   ================    ===============


NET INCOME                                               2,817,724               2,817,724          1,220,232          1,220,232
                                                    ===============        ================   ================    ===============

EARNINGS PER SHARE                                   $        0.22           $        0.22      $        0.10      $        0.10
                                                    ===============        ================   ================    ===============


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